Exhibit 10.1

SECOND AMENDMENT TO
XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP
2015 INCENTIVE AWARD PLAN

THIS SECOND AMENDMENT TO XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP 2015 INCENTIVE AWARD PLAN (this “Second Amendment”), is made and adopted by the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), on March 26, 2020, effective as of the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), provided that it is approved by the Company’s stockholders on that date (the “Second Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the date of the 2020 Annual Meeting, provided that it is approved by the Company’s stockholders on that date.

AMENDMENT

1.	Section 3.1 (a). Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 9,000,000 Shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 9,000,000 Shares. Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof

2. Section 3.1(d). The following new Section 3.1(d) is hereby added to the Plan:

(d) Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2 of the Plan, Awards granted under the Plan on or after the effective date of the Second Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Award’s date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 3.1 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Awards granted to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. Notwithstanding the foregoing, nothing in this Section 3.1(d) shall preclude or limit any Award or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Award in connection with or following a Participant’s death, disability, retirement or involuntary termination or in connection with the occurrence of a Change in Control.”

3. This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the Plan.

4. Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Xenia Hotels & Resorts, Inc. on March 26, 2020, and approved by the stockholders of Xenia Hotels & Resorts, Inc. on May 19, 2020.

Executed on this 19th day of May, 2020.

/s/ Taylor C. Kessel
Taylor C. Kessel
Senior Vice President and General Counsel